Amended and Restated Schedule L

dated March 29, 2018

to

THE ADVISORS’ INNER CIRCLE FUND III

Amended and Restated Rule 18f-3 Multiple Class Plan

dated February 12, 2014

Investec Global Franchise Fund

(a Fund to which Investec Asset Management North America, Inc. serves as investment adviser)

Fund	IS Shares	I Shares	A Shares
Investec Global Franchise Fund	X	X	X

EXHIBIT L.1

INVESTEC GLOBAL FRANCHISE FUND

CERTIFICATE OF CLASS DESIGNATION

IS Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

IS Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

IS Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Fund’s prospectus(es).

3.	Voting Rights

Each shareholder of IS Shares will have one vote for each full IS Share held and a fractional vote for each fractional IS Share held. Shareholders of IS Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to IS Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to IS Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of IS Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of IS Shares of the Fund may convert such IS Shares into another Class of shares of the Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of the Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in IS Shares, the Fund may, in its discretion, elect to convert such shareholder's IS Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s IS Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

5.	Limitation on Conversion Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Fund to make available for investment only certain Classes of shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT L.2

INVESTEC GLOBAL FRANCHISE FUND

CERTIFICATE OF CLASS DESIGNATION

I Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

I Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

I Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Fund’s prospectus(es).

3.	Voting Rights

Each shareholder of I Shares will have one vote for each full I Share held and a fractional vote for each fractional I Share held. Shareholders of I Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to I Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to I Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of I Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of I Shares of the Fund may convert such I Shares into another Class of shares of the Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of the Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in I Shares, the Fund may, in its discretion, elect to convert such shareholder’s I Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s I Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

5.	Limitation on Conversion Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Fund to make available for investment only certain Classes of shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT L.3

INVESTEC GLOBAL FRANCHISE FUND

CERTIFICATE OF CLASS DESIGNATION

A Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

A Shares of the Fund are sold subject to a maximum front-end sales charge of 5.75%, subject to the waivers and reductions described in the Fund’s prospectus.

Additionally, A Shares are subject to a Rule 12b-1 fee. The Trust, on behalf of the Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund’s average daily net assets attributable to A Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Fund’s A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.	Eligibility of Purchasers

A Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Fund’s prospectus(es).

3.	Voting Rights

Each shareholder of A Shares will have one vote for each full A Share held and a fractional vote for each fractional A Share held. Shareholders of A Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to A Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to A Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of A Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Conversion Rights

a.	Conversion at the Option of a Shareholder

Shareholders of A Shares of the Fund may convert such A Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

b.	Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment A Shares, the Fund may, in its discretion, elect to convert such shareholder's A Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s A Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

5.	Limitation on Conversion Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Fund to make available for investment only certain Funds or certain Classes of shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.